Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. PS23-015 230210 Internal Information - Polestar AMENDMENT AGREEMENT No 1 This Amendment Agreement No 1 to the Service Agreement PS2 Model Year Support (“Amendment”) is between between Volvo Car Corporation, Reg. No. 556074-3089, a corporation organized and existing under the laws of Sweden (“Service Provider”), and Polestar Automotive China Distribution Co. Ltd., Reg. No. 91510112MA6D05KT88, a corporation organized and existing under the laws of China (“Purchaser”). Each of Service Provider and Purchaser is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a Service Agreement PS2 Model year Support (Agreement no.: PS20-071) on 7. July 2022 (the “Agreement”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on 1. March 2022. 2. AMENDMENTS Section 11.1 in the Main Document of the Agreement shall be amended and restated in its entirety as follows: All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Service Agreement shall be sent to the PS23-015 230210 Amendment Agreement Template v20190325 Internal Information - Polestar following addresses and shall otherwise be sent in accordance with the terms in the General Terms: To Service Provider Volvo Car Corporation Attention: [***] SE-405 31 Gothenburg, SWEDEN Email: [***] With a copy not constituting notice to: Volvo Car Corporation General Counsel 50090 Group Legal and Corporate Governance SE-405 31 Gothenburg, SWEDEN Email: [***] Section 7.8 in Appendix 2 General Terms to the Agreement shall be amended and restated in its entirety as follows: Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be [***] . Appendix 1 Service Specification to the Agreement shall be replaced in its entirety by a new Appendix 1 as attached to this Amendment. Appendix 3 Hourly Rates to the Agreement shall be replaced in its entirety by a new Appendix 3 as attached to this Amendment. 3. GENERAL PROVISIONS This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. Sections 16 and 17 in Appendix 2 General Terms of the Agreement shall apply to this Amendment as well. PS23-015 230210 Amendment Agreement Template v20190325 Internal Information - Polestar The Parties may execute this Amendment in counterparts which will constitute one instrument. ______________________________ [SIGNATURE PAGE FOLLOWS] Volvo Car Corporation Polestar Automotive China Distribution Co. Ltd By: /s/ Maria Hemberg By: /s/ Dan Feng Printed Name: Maria Hemberg Printed Name: Dan Feng ______ Title: General Counsel Title: Legal Representative/China CEO Date: 2 March, 2023 Date: March 22, 2023 By: /s/ Johan Ekdahl By: Printed Name: Johan Ekdahl Printed Name: _____________ Title: CFO Title: ______ Date: 2 March, 2023 Date: _____________ PS23-015 230210 SA TEMPLATE VERSION 191003 1 SERVICE AGREEMENT APPENDIX 1 SERVICE SPECIFICATION 1. GENERAL 1.1 This Service Specification is a part of the Service Agreement executed between Service Provider and Purchaser. This Service Specification sets out the scope and the specification of the activities that shall be performed under the Service Agreement, the division of responsibilities between Service Provider and Purchaser and the applicable time plan for the performance of the activities. 2. DEFINITIONS 2.1 Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the Main Document. In addition, the capitalised terms set out below in this Section 2 shall for the purposes of this Service Specification have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 3. GENERAL DESCRIPTION 3.1 The Service Provider is requested to support the Purchaser with Manufacturing Engineering, Logistic Engineering, and Inbound Logistics services for model year upgrades of the Polestar 2 vehicle. 3.2 The Parties have agreed to that the services will be performed as part of the corresponding Model Year programs [***]. 3.3 The overall objectives of the activities are to safeguard a seamless introduction of the updated parts and capacity changes in production. 4. ASSUMPTIONS/PRE-R EQUISITES 4.1 The support is limited to parts having a corresponding usage in the Service Provider´s platforms. 5. DESCRIPTION OF THE SERVICE ACTIVITIES 5.1 Industrial Operations & Quality will provide the following services: (a) Product and Process related activities, in the areas of Stamping, Body in White, Paint Shop, Final Plant, Geometry & Logistics. (b) Release Process Inspection Instructions and script updates for the Hardware and Software introductions.

PS23-015 230210 SA TEMPLATE VERSION 191003 2 (c) Perform the product, process, and logistics engineering work according to the Volvo Product Development System (VPDS) pre-requisites. This for all model year changes that affects the [***] vehicle. (d) If content in the specific programs is changed, VCC needs to contact Polestar. 6. TIMING AND DELIVERABLES 6.1 The activities for [***]shall commence in [***]and continue until end of [***]. 6.2 The activities for [***]shall commence in [***]and is expected to continue until [***]. 6.3 Deliveries will be according to Model Year program´s time schedule. 7. ESTIMATED HOURS 7.1 For [***]the Parties estimate that the number of hours that are required to perform the Services in Sweden are [***]hours. The estimated hours are based on the Purchaser paying [***] of their unique content and [***] of the common content in [***]and [***] of the common content in [***]and [***] of the common content in [***]. It is both Parties understanding that eight hours constitute one working day. 7.2 For [***]the estimated service fee is [***]SEK. 7.3 For [***]the Parties estimate that the number of hours that are required to perform the Services in Sweden are [***] hours. The estimated hours are based on the Purchaser paying [***] of the common content in [***]. It is both Parties understanding that eight hours constitute one working day. 7.4 For [***]the estimated service fee is [***] SEK. 8. PARTIES RESPONSIBILITIES 8.1 General. The division of the responsibilities between the Parties can be described as follows in this Section 8. 8.2 Service Provider’s responsibilities. Service Provider is responsible for the following activities: (a) Supply Manufacturing Engineering support as defined with the Volvo Cars Program management system. 8.3 Purchaser’s responsibilities. Purchaser is responsible for all the other activities in relation to the Model Year upgrade including: (a) Timely providing, in relation to the Polestar 2 vehicle, the necessary pre-requisites and information to launch the production. PS23-015 230210 SA TEMPLATE VERSION 191003 3 ______________________________ PS23-015 230210 APPENDIX 3 Hourly Rates [***]